UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 17, 2010

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 17, 2010, Bath Electric Gas & Water Systems (BEGWS) filed a petition with the New York Public Service Commission that claimed BEGWS was overbilled for gas by Corning Natural Gas (the "Company"). BEGWS is a natural gas customer of the Company and claims that the Company's meters registered 2.94% more gas than was actually delivered to BEGWS from 2004 through 2010. Based on BEGWS' calculations, it has requested that the Commission order the Company to refund approximately $1.2 million for overcharges and interest. The Company is conducting a comprehensive review of the BEGWS claim. The Company installed new meters to BEGWS in 2009 and believes its BEGWS meters and bills have been accurate. However, if there is any merit to the BEGWS claims, and the Company is required to pay BEGWS a refund, the Company would attempt to recover such amounts under its gas adjustment clause in its gas rates. Any such subsequent recovery would occur if a refund payment to BEGWS is made by the Company. After its assessment is complete, the Company will submit a reply to the New York Public Service Commission. The BEGWS petition is available on the NYSPSC website and has been the subject of local media attention.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: November 29, 2010